Exhibit 13.16

Execution Copy

AGENCY AGREEMENT

(RELATED TO SECURITIES PURCHASE AGREEMENT DATED APRIL 30,

2014)

Dated as of April 30, 2014

SECTION 16.	SEVERABILITY	11

SECTION 17.	FORCE MAJEURE	11

Signatures		12

EXHIBIT A	FORM OF SECURITIES PuRCHASE AGREEMENT

AGENCY AGREEMENT, dated April 30, 2014 between Kayne Anderson Midstream/Energy Fund, Inc. (the “Company”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as paying agent (the “Paying Agent”) and the Purchasers (as defined below).

RECITALS:

A. The Company has authorized the issuance and sale of 1,600,000 shares of new common stock as shares of a new series of Preferred Stock (as defined in the Company’s Articles of Amendment and Restatement) classified and designated as Series C Mandatory Redeemable Preferred Shares, liquidation preference $25.00 per share (the “MRP Shares”) pursuant to the Securities Purchase Agreement (as may be amended, supplemented, restated or otherwise modified from time to time, the “Securities Purchase Agreement”), dated as of April 30, 2014, between the Company and each of the purchasers listed in Schedule A thereto (the “Purchasers”).

B. This Agreement is the Agency Agreement contemplated by Section 14.3 of the Securities Purchase Agreement.

Capitalized terms used herein shall have the meanings set forth in Schedule B to the Securities Purchase Agreement unless herein defined or the context shall otherwise require.

SECTION 1. APPOINTMENT OF PAYING AGENT; REPRESENTATIONS AND WARRANTIES.

(a) The Company hereby appoints the Paying Agent to act, on the terms and conditions specified herein, as paying agent for the Company. The Company and the Paying Agent acknowledge and agree that no monies deposited hereunder shall be invested by the Paying Agent and that the Paying Agent shall be under no duty or obligation to pay any interest or earnings on or with respect to amounts held or deposited hereunder. The Paying Agent shall be under no duty or obligation to collateralize or pledge any security therefor, or to segregate any amounts hereunder except as required by law.

(b) The Paying Agent represents and warrants to the Company and the Registered Holders that this Agreement has been or will be, duly authorized, executed and delivered by or on behalf of the Paying Agent and is, or upon execution and delivery will be, legal, valid and binding obligations of the Paying Agent, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy insolvency, or similar laws affecting creditors’ rights generally and by general equitable principles.

(c) The Paying Agent, in acting as paying agent hereunder, shall act through the principal office of its affiliate, The Bank of New York Mellon, at 101 Barclay Street, 7E, New York, New York 10286. As of the date of this Agreement, the Company appoints The Bank of New York Mellon Trust Company, N.A. to act as paying agent hereunder in accordance with the Securities Purchase Agreement.

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

SECTION 2. ESTABLISHMENT OF REMITTANCE ACCOUNT.

The Company hereby directs the Paying Agent to open and maintain for the benefit of each Person whose name is registered (the “Registered Holder”) in the register of the MRP Shares maintained by the Company (the “MRP Share Register”) and the Paying Agent hereby agrees for the benefit of the Registered Holders to open and maintain on the books of the Paying Agent a remittance and payment account (the “Remittance Account”) into which the Company will have the right, but not the obligation, to deposit cash to be applied solely to the payment of the amounts then due and owing from time to time on or in respect of the MRP Shares with respect to any optional or mandatory redemption of the MRP Shares under Section 3(a) of the Articles Supplementary (“Applicable Redemption Amount”). The Company agrees to promptly furnish to the Paying Agent a copy of the current Register from time to time and the Paying Agent may conclusively rely on such copy. The Paying Agent further agrees that all sums from time to time deposited in the Remittance Account by or on behalf of the Company pursuant to its rights and obligations under the Securities Purchase Agreement will be held by the Paying Agent in trust solely for the benefit of the Registered Holders; provided, however, that to the extent that the cash deposited in the Remittance Account exceeds the amount payable as determined in accordance with Section 3(a) of the Articles Supplementary, the Paying Agent shall promptly return such excess amounts to the Company. For avoidance of doubt, the Paying Agent shall not be responsible under the terms of this Agreement for paying dividends on the MRP Shares, except in connection with an optional or mandatory redemption thereof.

SECTION 3. PAYMENTS ON REDEMPTION DATES.

(a) Subject to the deposit of funds into the Remittance Account at such times described herein below by or on behalf of the Company pursuant to Section 3(a) of the Articles Supplementary, the Paying Agent shall pay the Applicable Redemption Amount being paid on each redemption payment date which, in any such case, shall be the date designated therefor in each notice of redemption of the Company given by the Company to the Registered Holders and the Paying Agent pursuant to said Section 3 of the Articles Supplementary, as applicable (the “Redemption Date”). Each such payment of the amounts to the applicable Registered Holders shall be made from the Remittance Account on the relevant Redemption Date by the Paying Agent.

In the case of any redemption of MRP Shares pursuant to the provisions of Section 3(a) of the Articles Supplementary, the Company shall deposit with the Paying Agent not later than 1:00 p.m. New York time on the first Business Day prior to the Redemption Date the aggregate Applicable Redemption Amount of all MRP Shares then being redeemed. In all cases, all notices of the Redemption Date delivered by the Company to the Registered Holders of the MRP Shares shall be delivered concurrently by the Company to the Paying Agent.

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

(b) The Paying Agent shall have no responsibility to obtain wire transfer instructions from any Registered Holder. The Paying Agent understands and agrees that the payment instructions set forth in Schedule A to the Securities Purchase Agreement shall for purposes of all payments on any Redemption Date be deemed to constitute written notice to the Paying Agent insofar as each of the Registered Holders is concerned, unless and until the Paying Agent receives any different payment instructions from any such Registered Holder.

(c) If the requirements of Section 3(a) of the Articles Supplementary (other than the redemption of the MRP Shares) have been satisfied, upon the deposit of immediately available funds of the Applicable Redemption Amount to the Paying Agent, dividends on such MRP Shares then being redeemed shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose (including, without limitation, for purposes of calculating whether the Company has maintained the requisite MRP Shares Basic Maintenance Amount (as defined in the Articles Supplementary) or the MRP Shares Asset Coverage (as defined in the Articles Supplementary)). Such Applicable Redemption Amount shall be paid on the Redemption Date by the Paying Agent to the Registered Holders.

(d) The Paying Agent shall not be responsible for making any allocation under Section 3(a)(iv) of the Articles Supplementary and shall be entitled to conclusively rely on the notices of redemption delivered to it under Section 3 of the Articles Supplementary as to the number of each Registered Holder’s MRP Shares to be redeemed in the case of a partial redemption. The Paying Agent shall not be responsible for determining whether the Company is entitled or obligated to redeem MRP Shares under the Articles Supplementary or with respect to the amount of MRP Shares that the Company is entitled to redeem thereunder.

(e) The Paying Agent shall pay sums becoming due on the MRP Shares to the Registered Holders thereof upon redemption thereof without requiring the presentation and surrender thereof unless the Company has informed the Paying Agent that any such Registered Holder is not entitled to the benefit of Section 14.2 of the Securities Purchase Agreement. If the Company has so notified the Paying Agent, payment of such sums to such Registered Holder shall be made upon presentation and surrender of the MRP Shares at the office referred to in Section l(c) hereof. The Paying Agent shall not be liable to any Person for any losses incurred as a result of the Paying Agent having made any payment with respect to an MRP Share without the presentation and surrender thereof in accordance with Section 14.2 of the Securities Purchase Agreement.

SECTION 4. NOTICES AND REPORTS.

The Company has delivered to the Paying Agent a copy of the Securities Purchase Agreement and the Articles Supplementary and, promptly upon any amendment thereto or change therein, the Company shall deliver to the Paying Agent a copy of the Securities Purchase Agreement and the Articles Supplementary as so amended or changed. The Paying Agent may rely upon such copy for all purposes of this Agreement. Notwithstanding the foregoing, in the event of any disagreement as between the Company and the Registered Holders with respect to

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

the copy of the Securities Purchase Agreement and the Articles Supplementary delivered by the Company to the Paying Agent, the Required Holders may deliver to the Paying Agent a copy of the Securities Purchase Agreement and the Articles Supplementary which, beginning from the time of delivery, the Paying Agent shall rely on for all purposes of this Agreement. The Paying Agent agrees that the notices given by the Company to the Paying Agent hereunder may be given or made at the office of the Paying Agent at its address set forth in Section 11 hereof.

SECTION 5. CONDITIONS OF ACCEPTANCE BY PAYING AGENT.

It is understood and agreed that the acceptance by the Paying Agent of the agency provided for herein is subject to the following conditions:

(a) The Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Paying Agent.

(b) In acting under this Agreement the Paying Agent shall not be liable except for gross negligence or willful misconduct in the performance of its obligations hereunder.

(c) The Paying Agent is acting solely as a non-fiduciary agent for the Company hereunder and owes no duties to any other Person except as specifically provided for herein, and does not assume any obligation or relationship of agency or trust for or with the Registered Holders other than the limited obligations with respect to amounts deposited hereunder for the payment of sums due with respect to the MRP Shares, and no implied duties shall be read into this Agreement against the Paying Agent.

(d) The Paying Agent may consult with counsel and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted hereunder in good faith and in reliance on such advice or opinion of counsel.

(e) In the absence of gross negligence or willful misconduct on its part, the Paying Agent, whether acting directly or through agents or attorneys, shall not be liable for any action taken, suffered or omitted by it in the performance of its duties under this Agreement.

(f) The Paying Agent shall not be liable for any error of judgment made in good faith by any of the Paying Agent’s officers unless it shall be proved that the Paying Agent was grossly negligent in ascertaining the pertinent facts.

(g) The Paying Agent shall be entitled to rely and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any note, notice, resolution, consent, certificate, affidavit, letter, opinion, telegram, teletype, message, statement, order, request, direction or other paper or document believed by the Paying Agent to be genuine and to have been signed or presented by the proper party or parties.

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

(h) In the event of any dispute among the parties hereto the Paying Agent may, in its sole discretion, apply to any court of competent jurisdiction, deposit all funds on deposit with the Paying Agent with such court or hold such funds subject to directions from such court and interplead all of the other parties hereto.

(i) The Paying Agent makes no representation as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity, accuracy or adequacy of this Agreement (including any schedules hereto), the MRP Shares or any offering material used in connection with the offer and sale of the MRP Shares or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof.

(j) The Paying Agent shall not invest any funds held by the Paying Agent in the Remittance Account.

(k) The Paying Agent shall (i) not be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements of the Securities Purchase Agreement or the Articles Supplementary or as to the existence of a default or an event of default thereunder or (ii) not be deemed to have notice of a default or event of default under the Securities Purchase Agreement unless the Paying Agent is notified of such default or event of default in writing addressed to it to at its address set forth in Section 11.

(1) In the administration of this Agreement, the Paying Agent may execute any of its powers and perform its duties hereunder directly or through agents, subagents, custodians, subcustodians, depositories or attorneys and shall not be responsible for misconduct or negligence on the part of, or for the supervision of, any agent, subagent, custodian, subcustodian, depository or attorney appointed by it with due care hereunder.

(m) The Paying Agent shall not incur liability for following the instructions herein contained or expressly provided for hereby and in any instance where the Paying Agent is subject to the direction of Registered Holders, the Paying Agent may act at the direction of the Required Holders and shall not incur liability for following any such directions.

(n) None of the prov1s10ns contained in this Agreement shall require the Paying Agent to advance, expend or risk its own funds in the performance of any of its duties or the exercise of any of its rights or powers hereunder.

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

(o) The Paying Agent shall not be obligated to take any legal action hereunder that might, in its judgment, involve any expenses or liability, unless it has been furnished with indemnity reasonably satisfactory to it.

(p) If the Paying Agent renders any service hereunder not provided for in this Agreement, or the Paying Agent is made a party to or intervenes in any litigation pertaining to this Agreement or institutes interpleader proceedings relative hereto, the Paying Agent shall be compensated by the Company for such extraordinary services and reimbursed for any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees occasioned thereby.

(q) The Paying Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

(r) The permissive right of the Paying Agent under this Agreement to take or omit to take any action shall not be construed as a duty.

(s) The Paying Agent may request that the Company deliver a certificate setting forth the names of individuals and/or titles of its officers authorized at such time to take specified actions pursuant to this Agreement, which certificate may be signed by any person authorized to sign such a certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(t) The Paying Agent, in its individual or any other capacity, may become the owner or pledgee of the MRP Shares with the same rights it would have if it were not Paying Agent.

(u) The Paying Agent has no duty under, pursuant to, or in connection with any other agreement, indenture or document, including but not limited to the Securities Purchase Agreement (except as otherwise expressly provided for herein), or to monitor compliance by the Company with the provisions of such agreement, indenture or document.

(v) The Paying Agent shall have no duty to calculate the amount of any payment to be made by it hereunder and may conclusively rely on the Company’s determination of any such amounts.

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

(w) Anything in this Agreement to the contrary notwithstanding, in no event shall the Paying Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).

SECTION 6. RESIGNATION OR REMOVAL OF PAYING AGENT; SUCCESSOR PAYING AGENT.

(a) The Paying Agent may at any time resign by giving written notice to the Company and Registered Holders of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, that such date shall not be less than 60 days after the giving of such notice by the Paying Agent to the Company and Registered Holders. The Paying Agent may be removed at any time by the filing with it of an instrument in writing signed by duly authorized officers of the Required Holders or the Company specifying such removal and the date upon which it is intended to become effective. Such resignation or removal shall take effect on the later of the date of the appointment by the Company of a successor agent acceptable to the Required Holders and the acceptance of such appointment by the Company and the successor agent. In the event no successor agent acceptable to the Required Holders and the Company accepts appointment as paying agent hereunder within 30 days after the date of such resignation, the Paying Agent may, in its sole discretion, apply to any court of competent jurisdiction, deposit all funds on deposit with the Paying Agent with such court or hold such funds subject to directions from such court and interplead all of the other parties hereto.

(b) In case at any time the Paying Agent shall be removed, resign or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of bankruptcy or similar legislation, or if a receiver of it or its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Paying Agent qualified as aforesaid, shall be appointed by the Company (which successor shall be acceptable to the Required Holders) by an instrument in writing, filed with the successor Paying Agent and the predecessor Paying Agent. Upon the appointment as aforesaid of a successor Paying Agent and acceptance by such successor of such appointment, the Paying Agent so succeeded shall cease to be Paying Agent hereunder. If no successor Paying Agent shall have been so appointed and shall have accepted appointment as hereinafter provided within 30 days, then the Paying Agent may petition any court of competent jurisdiction for the appointment of a successor Paying Agent. Such court may, as it may deem proper, prescribe or appoint a successor Paying Agent.

(c) Any successor Paying Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, the Registered Holders and the Company an instrument accepting such appointment hereunder, and thereupon such successor Paying Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts,

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

immunities, duties and obligations of such predecessor with like effect as if originally named as Paying Agent hereunder, and such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Paying Agent shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Paying Agent hereunder.

(d) Any Person into which the Paying Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Paying Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust paying agency business of the Paying Agent shall be the successor Paying Agent under this Agreement without the execution or filing of any paper or any other act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 7. lNDEMNIFICATION.

The Company shall indemnify, defend and hold the Paying Agent and its directors, officers, employees and agents (collectively with the Paying Agent, the “Indemnitees”) harmless from and against every loss, liability or expense, including without limitation damages, fines, suits, actions, demands, penalties, costs, out-of-pocket expenses, and reasonable legal fees and expenses, (collectively, “Losses”), that may be imposed on, incurred by, or asserted against, any lndemnitee for or in respect of its (1) execution and delivery of this Agreement (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Paying Agent is authorized to rely pursuant to the terms of this Agreement and (3) performance under this Agreement, except in the case of such performance only and with respect to any Indemnitee to the extent that the Loss resulted from such Indemnitee’s gross negligence or willful misconduct. The provisions of this Section 7 shall survive the resignation or removal of the Paying Agent and the termination of this Agreement for any reason.

SECTION 8. COMPENSATION AND REIMBURSEMENT OF THE PAYING AGENT.

The Company shall pay the compensation of the Paying Agent at such rates as shall be agreed upon from time to time for all services rendered by the Paying Agent hereunder. The Company shall reimburse the Paying Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Paying Agent in accordance with any provision of this Agreement (including the compensation and the expenses and disbursements of its agents and counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct. The obligations of the Company to the Paying Agent pursuant to this Section 8 shall survive the resignation or removal of the Paying Agent and the satisfaction or termination of this Agreement.

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

SECTION 9. PAYMENT OFT AXES.

The Company will pay all stamp and other duties, if any, which may be imposed with respect to this Agreement or the issuance of the MRP Shares.

SECTION 10. SECURITIES PuRCHASE AGREEMENT CONTROLLING.

Anything contained in this Agreement to the contrary notwithstanding, the Securities Purchase Agreement and the Articles Supplementary shall, as among the Company and the holders of the MRP Shares, be controlling and nothing herein contained shall be deemed or construed to relieve the Company of, or otherwise modify or amend, any of its obligations contained in the Securities Purchase Agreement or the Articles Supplementary , as the case may be, whether with respect to the registration, transfer or exchange of the MRP Shares or otherwise.

SECTION 11. NOTICES.

Notices and other communications hereunder shall (except to the extent otherwise expressly provided) be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent (or at such other address as such party shall have specified to each other party in writing):

(i) If to the Company:

Kayne Anderson Midstream/Energy Fund, Inc.

811 Main Street, 14th Floor

Houston, Texas 77002

Attention: Chief Executive Officer

(ii)  if to the Paying Agent:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, Texas 77002

Attention: Corporate Trust

(iii) if to any Registered Holder, at the address designated by such Registered Holder pursuant to Section 18 of the Securities Purchase Agreement.

Notices or communications given in accordance with the terms hereof shall be effective only upon actual receipt.

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

The Paying Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Paying Agent to be authorized to give instructions and directions on behalf of the Company. The Paying Agent shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Paying Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Paying Agent, including without limitation the risk of the Paying Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 12. BENEFIT OF AGREEMENT.

This Agreement is solely for the benefit of the parties hereto, their successors and assigns, and no other Person shall acquire or have any right hereunder or by virtue hereof.

SECTION 13. GOVERNING LAW.

This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

SECTION 14. COUNTERPARTS.

This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 15. MODIFICATIONS.

This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. This Agreement may not be modified orally.

SECTION 16. SEVERABILITY.

In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 17. FORCE MAJEURE.

In no event shall the Paying Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Paying Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year first above written.

KAYNE ANDERSON MIDSTREAM/ENERGY FUND, INC.

By:
Name:
Title:

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, all as of the day and year frrst above written.

THE BANK Of NEW YORK MELLON TRUST COMPANY, N.A., as Paying Agent

By:
Name:
Title:

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

AMERICAN GENERAL LIFE INSURANCE COMPANY AMERICAN HOME ASSURANCE COMPANY UNITED GUARANTY MORTGAGE INSURANCE COMPANY

By:	AIG Asset Management (U.S.), LLC, as Investment Adviser

By:
Name:
Title:

Kayne Anderson Midstream/Energy Fund, Inc.	Agency Agreement related to
Securities Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

ING LIFE I’\‘SL“RANCE AND ANNc:rrY C0’,1PANY
ING USA ANNUITY AND LIFE f?\‘SlJRANCl: COMPANY
REUASTAR LIFF INSURA:\CE COMPANY SECURITY LIFE OF DENVER !;‘JSlJRi\NCE
COMPANY

By:	ING Investment Management LLC. as Agent

By:
Name:
Title:

EXHIBIT A

FORM OF SECURITIES PURCHASE AGREEMENT